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INDEPENDENT AUDITORS' CONSENT

Corporate High Yield Fund III, Inc.:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-40419 of our report dated January
23, 1998 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
January 26, 1998